Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports First Quarter 2013 Results

MINNEAPOLIS, April 23, 2013 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three months ended March 31, 2013.

“We are pleased with our execution during the first quarter as we compete more effectively in a challenging market environment, while positioning Capella for long-term sustainable growth,” said Kevin Gilligan, chairman and chief executive officer. “Our confidence in our ability to return to total enrollment growth in the first half of 2014 is increasing.”

For the three months ended March 31, 2013:

•	Revenues were $105.2 million, compared to $109.4 million in the first quarter of 2012, a decrease of 3.8 percent.

•	Capella University total active enrollment decreased 3.1 percent to 36,405 and new enrollment increased by 8.2 percent from first quarter 2012.

•	Operating income was $15.2 million, compared to $17.9 million for the same period in 2012. Operating margin was 14.4 percent, compared to 16.4 percent for the first quarter 2012.

•	Net income attributable to Capella Education Company for the first quarter of 2013 was $8.8 million, compared to $11.3 million for the same period in 2012.

•	Diluted net income per share was $0.70, compared to $0.82 for the same period in 2012.

Balance Sheet and Cash Flow
As of March 31, 2013, the Company had cash, cash equivalents, and marketable securities of $127.9 million, compared to $115.5 million at Dec. 31, 2012, and no debt for the same periods.

Cash flow from operating activities for the three months ended March 31, 2013 was $18.1 million compared to $19.9 million in the same period a year ago.

Outlook
For the second quarter ending June 30, 2013, Capella University new enrollment growth is expected to be similar to first quarter 2013. Total enrollment is expected to decline by about 2 to 3 percent and consolidated revenue is expected to decline by approximately 3 to 4 percent compared to second quarter 2012.

The consolidated operating margin is anticipated to be approximately 13 to 14 percent of total revenue for the second quarter of 2013 and for the fiscal year 2013.

“We continue to optimize our cost structure while investing in learner success, diversification and building a more competitive Capella to drive long-term growth and shareholder value,” said Steve Polacek, senior vice president and chief financial officer. “Our strong financial position, solid regulatory track record, ability to innovate and focus on learner success position us well for the future.”

Forward-Looking Statements
Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company's actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; changes in the administration, funding and availability for Title IV programs; responding to any governmental inquiries into our financial aid practices; attracting and retaining high quality, academically prepared learners; updating and expanding the content of existing programs and developing new programs; the review of our business, marketing and financial aid practices by governmental authorities, including changes in applicable federal and state laws and regulations and accrediting agency policies; responding to requests for information and complaints from the Minnesota Office of Higher Education and other states; maintaining and expanding existing commercial relationships with employers and developing new such relationships; effectively instituting our brand driven marketing strategy; improving our learner persistence and cohort retention rate; improving our conversion rates; keeping up with advances in technology important to the online learner experience; successfully identifying and integrating acquisitions; complying with regulations applicable to our international operations; managing operational challenges with acquired entities; using business technology to accurately store, process and report relevant data; effectively implementing cost reductions in our business; managing increases in our expenses; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included under, among others, the heading "Risk Factors" in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its first quarter 2013 results and outlook during a conference call scheduled today, April 23, 2013, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 22769329. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com. A replay of the call will be available starting on April 23, 2013 through April 30, 2013, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 22769329. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company is a leader in online education, primarily through our wholly owned subsidiary Capella University, a regionally accredited* online university. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI), an independent provider of United Kingdom (UK) university distance learning qualifications. Capella Education Company also owns an innovative startup company called Sophia (http://www.sophia.org) - a social teaching and learning platform that integrates education with technology.
Capella University offers online graduate degree programs in business, counseling, education, health administration, homeland security, human resource management, human services, information technology, nonprofit management and leadership, nursing, psychology, public administration, public health, public safety, and social work, and bachelor's degree programs in business, information technology, nursing, psychology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 43 graduate and undergraduate degree programs with 145 specializations. More than 36,000 learners were enrolled as of March 31, 2013, with about 75 percent of learners enrolled in graduate degree programs. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

Resource Development International Ltd. partners with a number of the top 100 universities in the UK to develop, validate and deliver UK higher education qualifications, predominantly through online courses. For more information, visit http://www.rdi.co.uk.

Sophia is a first-of-its-kind social education platform that offers students many ways to learn by making free, credible, academic content available to anyone, anywhere, at anytime. The site offers tens of thousands of tutorials created by hundreds of teachers and experts that are taught in a variety of ways. The platform further enhances the learning process by offering quizzes, assessing learning preferences and providing learning paths. For more information, visit www.sophia.org.

*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1.888.CAPELLA (227.3552), http://www.capella.edu.
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CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of March 31, 2013	As of December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$105,484	$93,220
Marketable securities	22,366	22,279
Accounts receivable, net of allowance of $6,026 at March 31, 2013 and $6,231 at December 31, 2012	16,679	15,900
Prepaid expenses and other current assets	8,834	11,124
Deferred income taxes	3,484	3,481
Total current assets	156,847	146,004
Property and equipment, net	43,784	45,240
Goodwill	16,925	16,970
Intangibles, net	4,204	4,674
Total assets	$221,760	$212,888
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,229	$5,798
Accrued liabilities	30,030	26,392
Deferred revenue	9,868	9,651
Total current liabilities	46,127	41,841
Deferred rent	3,561	4,150
Other liabilities	1,763	6,425
Deferred income taxes	7,948	8,370
Total liabilities	59,399	60,786

Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 12,393 at March 31, 2013 and December 31, 2012	124	124
Additional paid-in capital	99,205	97,716
Accumulated other comprehensive income (loss)	92	(22)
Retained earnings	62,940	54,284
Total shareholders’ equity	162,361	152,102
Total liabilities and shareholders’ equity	$221,760	$212,888

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2013		2012
	(Unaudited)
Revenues	$105,242		$109,400
Costs and expenses:
Instructional costs and services	46,967		48,433
Marketing and promotional	25,501		25,422
Admissions advisory	6,771	7,688,000	7,688
General and administrative	10,828		9,920
Total costs and expenses	90,067		91,463
Operating income	15,175		17,937
Other income (expense), net	(200)		(43)
Income before income taxes	14,975		17,894
Income tax expense	6,220		6,787
Net income	8,755		11,107
Net loss attributable to noncontrolling interest	—		186
Net income attributable to Capella Education Company	$8,755		$11,293
Net income attributable to Capella Education Company per common share:
Basic	$0.71		$0.82
Diluted	$0.70		$0.82
Weighted average number of common shares outstanding:
Basic	12,393		13,714
Diluted	12,478		13,783

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Operating activities
Net income	$8,755	$11,107
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	3,721	3,509
Depreciation and amortization	7,130	7,221
Amortization of investment discount/premium	116	271
Impairment of property and equipment	77	956
Loss on disposal of property and equipment	—	50
Share-based compensation	1,582	1,115
Excess tax benefits from share-based compensation	(4)	(34)
Deferred income taxes	(440)	(266)
Changes in operating assets and liabilities:
Accounts receivable	(4,517)	(2,440)
Prepaid expenses and other current assets	1,860	3,475
Accounts payable and accrued liabilities	(233)	(8,078)
Income tax payable	424	3,205
Deferred rent	(589)	(124)
Deferred revenue	261	(108)
Net cash provided by operating activities	18,143	19,859
Investing activities
Capital expenditures	(5,600)	(5,580)
Proceeds from the sale of property and equipment	—	303
Purchases of marketable securities	(6,582)	—
Sales and maturities of marketable securities	6,385	19,065
Net cash provided by (used in) investing activities	(5,797)	13,788
Financing activities
Excess tax benefits from share-based compensation	4	34
Net proceeds from exercise of stock options	71	230
Repurchases of common stock	(132)	(12,935)
Net cash used in financing activities	(57)	(12,671)
Effect of foreign exchange rates on cash	(25)	(8)
Net increase in cash and cash equivalents	12,264	20,968
Cash and cash equivalents at beginning of period	93,220	61,977
Cash and cash equivalents at end of period	$105,484	$82,945
Supplemental disclosures of cash flow information
Income taxes paid	$6,243	$3,836
Noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$210	$634

CAPELLA UNIVERSITY
Other Information

	March 31,
Enrollment by Degree (a):	2013	2012	% Change
PhD/Doctoral	11,153	11,831	(5.7)%
Master's	15,367	16,556	(7.2)%
Bachelor's	8,983	8,461	6.2%
Other	902	705	27.9%
Total	36,405	37,553	(3.1)%

(a) Enrollment as of March 31, 2013 and 2012 is the enrollment as of the last day of classes for the quarter ended March 31, 2013 and 2012, respectively.